As filed with the Securities and Exchange Commission on October 9, 2014.

Registration No. 333-198458

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	47-1308512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

100 North Phillips Avenue

Sioux Falls, South Dakota 57104

(605) 334-2548

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donald J. Straka

General Counsel

Great Western Bancorp, Inc.

100 North Phillips Avenue

Sioux Falls, South Dakota 57104

(605) 334-2548

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Menting Catherine M. Clarkin Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Craig E. Chapman James O’Connor Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, par value $0.01 per share	$441,600,000	$52,574

(1)	Includes 2,400,000 shares of common stock that the underwriters have the option to purchase from National Americas Holdings LLC.
(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to provide certain exhibits to the registration statement as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1	Underwriting Agreement

2.1	Purchase and Assumption Agreement (Whole Bank, All Deposits), dated as of June 4, 2010, among Federal Deposit Insurance Corporation, as Receiver of TierOne Bank, Lincoln, Nebraska, Federal Deposit Insurance Corporation and Great Western Bank**

2.2	Agreement and Plan of Merger of Great Western Bancorp, Inc. and Great Western Bancorporation, Inc.**

2.3	Stock Purchase Agreement, between National Americas Investment, Inc. and Great Western Bancorp, Inc.

3.1	Amended and Restated Certificate of Incorporation**

3.2	Amended and Restated Bylaws**

4.1	Form of Common Stock Certificate**

4.2	Indenture, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association**

4.3	First Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association**

4.4	Amended and Restated Declaration of Trust of Great Western Statutory Trust IV, dated December 17, 2003**

4.5	Indenture, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association**

4.6	First Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association**

4.7	Amended and Restated Declaration of Trust of GWB Capital Trust VI, dated as of March 10, 2006**

4.8	Indenture, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association**

4.9	First Supplemental Indenture, dated as of May 10, 2007, between Great Western Bancorporation, Inc. and The Bank of New York Trust Company, National Association**

4.10	Second Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and The Bank of New York Mellon Trust Company, National Association**

4.11	Amended and Restated Declaration of Trust of Sunstate Bancshares Trust II, dated as of June 1, 2005**

4.12	Amended and Restated Credit Agreement, between Great Western Bancorporation, Inc. and National Australia Bank Limited**

4.13	Subordinated Note of Great Western Bancorporation, Inc., dated as of June 3, 2008**

Number	Description

4.14	Assumption of Subordinated Note Due June 3, 2018, between Great Western Bancorp, Inc. and Great Western Bancorporation, Inc.**

4.15	Guarantee Agreement, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association**

4.16	Guarantee Agreement, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association**

4.17	Guarantee Agreement, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association**

5.1	Opinion of Sullivan & Cromwell LLP**

10.1	Stockholder Agreement, between National Australia Bank Limited and Great Western Bancorp, Inc.**

10.2	Transitional Services Agreement, between National Australia Bank Limited and Great Western Bancorp, Inc.**

10.3	Registration Rights Agreement, among National Australia Bank Limited, National Americas Holdings LLC and Great Western Bancorp, Inc.**

10.4	Employment Agreement, dated January 16, 2014, between Great Western Bank and Kenneth Karels**

10.5	Secondment Letter, dated November 8, 2012, between National Australia Bank Limited and Peter Chapman**

10.6	Secondment Letter, dated August 5, 2010, between National Australia Bank Limited and Stephen Ulenberg, as amended by the letter dated December 23, 2013**

10.7	Employment Agreement, dated September 15, 2014, between Great Western Bancorp, Inc. and Kenneth Karels**

10.8	Employment Agreement, dated September 12, 2014, between Great Western Bancorp, Inc. and Peter Chapman**

10.9	Employment Agreement, dated September 12, 2014, between Great Western Bancorp, Inc. and Stephen Ulenberg**

10.10	Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan**

10.11	Great Western Bancorp, Inc. 2014 Non-Employee Director Plan**

10.12	Great Western Bancorp, Inc. Executive Incentive Compensation Plan**

10.13	Form of Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan Performance Share Unit Award Agreement**

10.14	Form of Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan Restricted Share Unit Award Agreement**

10.15	Form of Great Western Bancorp, Inc. 2014 Non-Employee Director Plan Restricted Share Unit Award Agreement**

10.16	Form of Great Western Bancorp, Inc. 2014 Non-Employee Director Plan Performance Share Unit Award Agreement

21.1	Subsidiaries of Great Western Bancorp, Inc.**

Number	Description

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)**

24.1	Powers of Attorney**

**	Previously filed.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on October 9, 2014.

Great Western Bancorp, Inc.

By:	/s/ Ken Karels
Name:	Ken Karels
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ken Karels Ken Karels	President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2014

* Nathan Butler	Director	October 9, 2014

* Swati Dave	Director	October 9, 2014

* Frances Grieb	Director	October 9, 2014

* Andrew Hove	Director	October 9, 2014

* Rolfe Lakin	Director	October 9, 2014

* Richard Rauchenberger	Director	October 9, 2014

* Daniel Rykhus	Director	October 9, 2014

* Richard Sawers	Director	October 9, 2014

Signature	Title	Date

/s/ Peter Chapman
Peter Chapman	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	October 9, 2014

*	/s/ Ken Karels Ken Karels Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement

2.1	Purchase and Assumption Agreement (Whole Bank, All Deposits), dated as of June 4, 2010, among Federal Deposit Insurance Corporation, as Receiver of TierOne Bank, Lincoln, Nebraska, Federal Deposit Insurance Corporation and Great Western Bank**

2.2	Agreement and Plan of Merger of Great Western Bancorp, Inc. and Great Western Bancorporation, Inc.**

2.3	Stock Purchase Agreement, between National Americas Investment, Inc. and Great Western Bancorp, Inc.

3.1	Amended and Restated Certificate of Incorporation**

3.2	Amended and Restated Bylaws**

4.1	Form of Common Stock Certificate**

4.2	Indenture, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association**

4.3	First Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association**

4.4	Amended and Restated Declaration of Trust of Great Western Statutory Trust IV, dated December 17, 2003**

4.5	Indenture, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association**

4.6	First Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association**

4.7	Amended and Restated Declaration of Trust of GWB Capital Trust VI, dated as of March 10, 2006**

4.8	Indenture, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association**

4.9	First Supplemental Indenture, dated as of May 10, 2007, between Great Western Bancorporation, Inc. and The Bank of New York Trust Company, National Association**

4.10	Second Supplemental Indenture, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and The Bank of New York Mellon Trust Company, National Association**

4.11	Amended and Restated Declaration of Trust of Sunstate Bancshares Trust II, dated as of June 1, 2005**

4.12	Amended and Restated Credit Agreement, between Great Western Bancorporation, Inc. and National Australia Bank Limited**

4.13	Subordinated Note of Great Western Bancorporation, Inc., dated as of June 3, 2008**

4.14	Assumption of Subordinated Note Due June 3, 2018, between Great Western Bancorp, Inc. and Great Western Bancorporation, Inc.**

4.15	Guarantee Agreement, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association**

4.16	Guarantee Agreement, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association**

4.17	Guarantee Agreement, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association**

Number	Description

5.1	Opinion of Sullivan & Cromwell LLP**

10.1	Stockholder Agreement, between National Australia Bank Limited and Great Western Bancorp, Inc.**

10.2	Transitional Services Agreement, between National Australia Bank Limited and Great Western Bancorp, Inc.**

10.3	Registration Rights Agreement, among National Australia Bank Limited, National Americas Holdings LLC and Great Western Bancorp, Inc.**

10.4	Employment Agreement, dated January 16, 2014, between Great Western Bank and Kenneth Karels**

10.5	Secondment Letter, dated November 8, 2012, between National Australia Bank Limited and Peter Chapman**

10.6	Secondment Letter, dated August 5, 2010, between National Australia Bank Limited and Stephen Ulenberg, as amended by the letter dated December 23, 2013**

10.7	Employment Agreement, dated September 15, 2014, between Great Western Bancorp, Inc. and Kenneth Karels**

10.8	Employment Agreement, dated September 12, 2014, between Great Western Bancorp, Inc. and Peter Chapman**

10.9	Employment Agreement, dated September 12, 2014, between Great Western Bancorp, Inc. and Stephen Ulenberg**

10.10	Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan**

10.11	Great Western Bancorp, Inc. 2014 Non-Employee Director Plan**

10.12	Great Western Bancorp, Inc. Executive Incentive Compensation Plan**

10.13	Form of Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan Performance Share Unit Award Agreement**

10.14	Form of Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan Restricted Share Unit Award Agreement**

10.15	Form of Great Western Bancorp, Inc. 2014 Non-Employee Director Plan Restricted Share Unit Award Agreement**

10.16	Form of Great Western Bancorp, Inc. 2014 Non-Employee Director Plan Performance Share Unit Award Agreement

21.1	Subsidiaries of Great Western Bancorp, Inc.**

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)**

24.1	Powers of Attorney **

**	Previously filed.